FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                             SECURITIES ACT OF 1934

                            ADRIATIC HOLDINGS LIMITED
             (Exact name of registrant as specified in its charter)

                        114 W. Magnolia Street, Suite 446
                              Bellingham, WA 98225
               (Address of principal executive offices) (Zip Code)

       Securities to be registered pursuant to Section 12 (b) of the Act:

      Title of each class                     Name of each exchange on which
      to be registered                        each class is to be registered
      ----------------------                  -------------------------------

               None                                    Not Applicable

     If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box [ x ]

       Securities to be registered pursuant to Section 12 (g) of the Act:

                     Common Stock, par value $.001 per share
                                (title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The description of the common stock $.001 par value of Adriatic Holdings Limited to be registered hereunder is contained under the caption "Description of Securities "on page 24 of the Prospectus constituting a part of Amendment No.4 to Registration Statement on Form SB-2 (File No. 333-93383)


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filed by the Registrant with the Securities and Exchange Commission on April 9,
2001 , which description is hereby incorporated herein by reference.

Item 2. Exhibits

     1.   Articles of Incorporation.*

     2.   By-laws**

*Such document is incorporated by reference to Exhibit 3.1 to Registration Statement on Form SB-2 filed on December 22, 1999.

**Such document is incorporated by reference to Exhibit 3.2 to Registration Statement on Form SB-2 filed on December 22, 1999.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 4, 2001                              ADRIATIC HOLDINGS LIMITED


                                                by: /s/ Robert W. Knight
                                                         Robert W. Knight
                                                         President